Exhibit 32.2
CERTIFICATIONS OF CHIEF FINANCIAL OFFICER
UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT

PACIFIC MERCANTILE BANCORP
Annual Report on Form 10-K/A (Amendment No. 1)
for the fiscal year ended December 31, 2020
In connection with the accompanying Annual Report on Form 10-K/A (Amendment No. 1) of Pacific Mercantile Bancorp (the “Company”) for the fiscal year ended December 31, 2020 (the “Annual Report”), and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2003, I, Curt Christianssen, certify that:
(1) The Annual Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: April 15, 2021

/S/ CURT A. CHRISTIANSSEN
Curt A. Christianssen
Chief Financial Officer